As filed with the Securities and Exchange Commission on November 21, 2023

Registration No. 333-275458

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ATHERSYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-4864095
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

3201 Carnegie Avenue

Cleveland, Ohio 44115-2634

Phone: (216) 431-9900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel A. Camardo

Chief Executive Officer

Athersys, Inc.

3201 Carnegie Avenue

Cleveland, Ohio 44115-2634

Phone: (216) 431-9900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Faith L. Charles

Thompson Hine LLP

300 Madison Avenue, 27th Floor

New York, New York 10017-6232

Phone: (212) 344-5680

Fax: (212) 344-6101

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER 21, 2023

Up to 76,249,080 Shares of

Common Stock

Pursuant to this prospectus, the selling stockholders identified herein, or their permitted transferees that may be identified in this prospectus or by prospectus supplement (the “Selling Stockholders”), are offering on a resale basis, from time to time, up to 76,249,080 shares of common stock, par value $0.001 per share, of Athersys, Inc. (the “Company”), consisting of (i) 56,249,080 shares of common stock that are issuable upon the exercise of warrants to purchase shares of common stock at an original exercise price of $0.1395 per share and a current exercise price (after a reduction in the exercise price agreed to on October 30, 2023) of $0.01 per share (the “Inducement Warrants”) issued by us to the Selling Stockholders in a private placement of the Inducement Warrants which closed on October 16, 2023 pursuant to a letter agreement dated October 11, 2023 (the “Inducement Letter”), and (ii) 20,000,000 shares of common stock that are issuable upon exercise of certain warrants (the “October 30, 2023 Warrants” and, together with the Inducement Warrants, the “Subject Warrants”) to purchase shares of common stock at an exercise price of $0.01 per share issued by the Company on October 30, 2023 in a transaction pursuant to an offer letter dated October 30, 2023 (the “Letter Agreement”).

We are not offering any shares of our common stock for sale by us under this prospectus. We are registering the shares of common stock covered by this prospectus to be sold by the Selling Stockholders under the terms of the Inducement Letter and the Letter Agreement. We will not receive any proceeds from the sale of shares of common stock offered for resale by the Selling Stockholders.

The Selling Stockholders may sell the shares of our common stock covered by this prospectus from time to time through any of the means described in the section of this prospectus entitled “Plan of Distribution.” The prices at which the Selling Stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

Our common stock is quoted on the Pink Open Market tier operated by OTC Markets Group, Inc. (the “OTC Pink”) under the symbol “ATHX.” On November 21, 2023, the last reported sale price of our common stock on the OTC Pink was $0.0175 per share. We have applied to have our common stock quoted on the OTCQB Venture Market, but there is no assurance that our application will be accepted or as to the timing of any acceptance.

This prospectus describes the general manner in which shares of common stock may be offered and sold by the Selling Stockholders. When the Selling Stockholders sell shares of common stock under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify, or replace information contained in this prospectus. We urge you to carefully read this prospectus, any prospectus supplement, and any documents we incorporate by reference into this prospectus before you make your investment decision.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________, 2023.

No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

i

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains, and any prospectus supplement may contain, “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements relate to, among other things, the timing of initiation of new clinical sites and patient enrollment in our clinical trials, the expected timetable for development of our product candidates, our growth strategy, and our future financial performance, including our operations, economic performance, financial condition, prospects, and other future events. We have attempted to identify forward-looking statements by using such words as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “suggest,” “will,” or other similar expressions. These forward-looking statements are only predictions and are largely based on our current expectations.

In addition, a number of known and unknown risks, uncertainties, and other factors could affect the accuracy of these statements. Some of the more significant known risks that we face are the risks and uncertainties inherent in the process of discovering, developing, and commercializing products that are safe and effective for use as therapeutics, including the uncertainty regarding market acceptance of our product candidates and our ability to generate revenues. The following risks and uncertainties may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements:

●

our ability to raise capital to fund our operations in the near term and long term, including our ability to obtain funding through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources, on terms acceptable to us or at all, and to continue as a going concern;

●	in the event we are unable in the near-term to enter into a strategic transaction or obtain adequate financing, we expect to have to file for protection under the bankruptcy laws to allow the Company to conduct an orderly wind down of operations;

●	our collaborators’ ability and willingness to continue to fulfill their obligations under the terms of our collaboration agreements and generate sales related to our technologies;

●	the possibility of unfavorable results from ongoing and additional clinical trials involving MultiStem;

●

the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in an early stage clinical trial may not be predictive of results in later stage or large scale clinical trials;

●	the timing and nature of results from MultiStem clinical trials, including the MASTERS-2 Phase 3 clinical trial evaluating the administration of MultiStem for the treatment of ischemic stroke;

●	our ability to meet milestones and earn royalties under our collaboration agreements, including the success of our collaboration with Healios;

●

the success of our MACOVIA clinical trial evaluating the administration of MultiStem for the treatment of ARDS induced by COVID-19 and other pathogens, and the MATRICS-1 clinical trial being conducted with The University of Texas Health Science Center at Houston evaluating the treatment of patients with serious traumatic injuries;

●	the availability of product sufficient to meet commercial demand shortly following any approval;

●	the possibility of delays in, adverse results of, and excessive costs of the development process;

●	our ability to successfully initiate and complete clinical trials of our product candidates;

●

the possibility of delays, work stoppages or interruptions in manufacturing by third parties or us, such as due to material supply constraints, contaminations, operational restrictions due to COVID-19 or other public health emergencies, labor constraints, regulatory issues or other factors that could negatively impact our trials and the trials of our collaborators;

●

uncertainty regarding market acceptance of our product candidates and our ability to generate revenues, including MultiStem cell therapy for neurological, inflammatory and immune, cardiovascular and other critical care indications;

●	changes in external market factors;

●	changes in our industry’s overall performance;

●	changes in our business strategy;

●

our ability to protect and defend our intellectual property and related business operations, including the successful prosecution of our patent applications and enforcement of our patent rights, and operate our business in an environment of rapid technology and intellectual property development;

●	the possibility that we will not be able to be successful in our defense of active litigation;

●	our possible inability to realize commercially valuable discoveries in our collaborations with pharmaceutical and other biotechnology companies;

●	the success of our efforts to enter into new strategic partnerships and advance our programs;

●	our possible inability to execute our strategy due to changes in our industry or the economy generally;

●	changes in productivity and reliability of suppliers;

●	the success of our competitors and the emergence of new competitors;

●	our ability to maintain quotation of our common stock on the OTC Pink;

●	our ability to identify, evaluate, and complete any strategic alternative that yields value for our stockholders; and

●	the risks described in our Annual Report on Form 10-K for the year ended December 31, 2022, under Item 1A, “Risk Factors” and our other filings with the SEC.

Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. Although we currently believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K furnished to the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Any document incorporated by reference or any prospectus supplement may also contain statistical data and estimates we obtained from industry publications and reports generated by third parties. Although we believe that the publications and reports are reliable, we have not independently verified their data.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”). Under this registration statement, the Selling Stockholders may sell from time to time in one or more offerings the common stock described in this prospectus. You should read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Information We Incorporate by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized, nor has any Selling Stockholder authorized, any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms “we,” “us,” or the “Company” or other similar terms mean Athersys, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our common stock. After you read this summary, you should read and carefully consider the entire prospectus and any prospectus supplement and the more detailed information and financial statements and related notes that are incorporated by reference into this prospectus. If you invest in our shares, you are assuming a high degree of risk.

The Company

We are a biotechnology company that is focused primarily in the field of regenerative medicine. Our MultiStem® (invimestrocel) cell therapy, a patented and proprietary allogeneic stem cell product candidate, is our lead platform product and is currently in clinical development in several therapeutic and geographic areas. Our most advanced program is an ongoing Phase 3 clinical trial for the treatment of ischemic stroke. Our current clinical development programs are focused on treating neurological conditions, inflammatory and immune disorders, certain pulmonary conditions, cardiovascular disease and other conditions where the current standard of care is limited or inadequate for many patients, particularly in the critical care segment.

Corporate Information

We were incorporated in Delaware and our headquarters are located at 3201 Carnegie Avenue, Cleveland, Ohio 44115. Our telephone number is (216) 431-9900. Our website is http://www.athersys.com. The information accessible on or through our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

Background of the Subject Warrants

We issued to the Selling Stockholders common warrants to purchase shares of our common stock on August 17, 2022, September 22, 2022, November 10, 2022, and August 21, 2023 (the “Prior Warrants”). On October 11, 2023, we and the Selling Stockholders entered into the Inducement Letter, pursuant to which, we (i) issued the Inducement Warrants to purchase up to a number of shares of common stock equal to 200% of the number of warrant shares that would have otherwise been issued pursuant to the exercise of certain of the Prior Warrants, at an exercise price of $0.1395 per share, and (ii) reduced the exercise price for the Prior Warrants to $0.1395 per share during the period from the date of the Inducement Letter until 7:30 a.m., Eastern Time, on October 12, 2023.

On October 30, 2023, we and the Selling Stockholders entered into the Letter Agreement to (1) reduce the exercise price of the Inducement Warrants from $0.1395 to $0.01 per share, (2) issue to the Selling Stockholders the October 30, 2023 Warrants; and (3) make the Inducement Warrants immediately exercisable.

In addition, on October 30, 2023, the Company and the Selling Stockholders entered into an Amendment to the Inducement Warrants which amended the Inducement Warrants to reflect (i) the reduced exercise price of $0.01 per share, (ii) that the Inducement Warrants are immediately exercisable, and (iii) that the Inducement Warrants will terminate on October 30, 2028.

The Offering
Common Stock Offered by the Selling Stockholders:

We are registering the resale by the Selling Stockholders named in this prospectus, or their permitted transferees, up to 76,249,080 shares of common stock consisting of (i) 56,249,080 shares of common stock that are issuable upon the exercise the Inducement Warrants issued by us to the Selling Stockholders in a private placement of the Inducement Warrants which closed on October 16, 2023 pursuant the Inducement Letter, and (ii) 20,000,000 shares of common stock that are issuable upon exercise of the October 30, 2023 Warrants issued by the Company on October 30, 2023 pursuant to the Letter Agreement.

Plan of Distribution:	The Selling Stockholders will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution” section of this prospectus.

Use of Proceeds:	We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders.

Risk Factors:

Before investing in our securities, you should carefully read and consider the information set forth in the “Risk Factors” section of this prospectus and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference.

OTC Pink symbol:	ATHX

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the Selling Stockholders for offer and sale, we are referring to the shares of our common stock that are issuable upon exercise of the Subject Warrants as described under the above section entitled “—Background of the Subject Warrants.” When we refer to the Selling Stockholders in this prospectus, we are referring to the Selling Stockholders identified in this prospectus and, as applicable, their donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution, or other transfer.

RISK FACTORS

Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the risk factors below as well as those discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated herein by reference and may be amended, supplemented, or superseded from time to time by other reports we have filed with the SEC or will file with the SEC in the future. If any of these risks actually occurs, our business, results of operations, and financial condition could suffer. In that case, the trading price of our common stock could decline, and you could lose all or a part of your investment.

Risks Related to this Offering

The sale or availability for sale of shares issuable pursuant to this prospectus may depress the price of our common stock, dilute the interest of our existing stockholders, and encourage short sales by third parties, which could further depress the price of our common stock.

To the extent that the Selling Stockholders sell shares of our common stock pursuant to this prospectus, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the dilution from exercise of the Subject Warrants may cause stockholders to sell their shares of our common stock, which could further contribute to any decline in the price of our common stock. Any downward pressure on the price of our common stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our common stock by increasing the number of shares of our common stock being sold, which could further contribute to any decline in the market price of our common stock.

Risks Related to Our Common Stock

Currently there is a limited public market for our common stock, and we cannot predict the future prices or the amount of liquidity of our common stock.

Currently, there is a limited public market for our common stock. Our common stock is quoted on the OTC Pink under the symbol “ATHX.” However, the OTC Pink is not a liquid market in contrast to the major stock exchanges. Prices for securities traded solely on the OTC Pink may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. We cannot assure you as to the liquidity or the future market prices of our common stock if a market does develop. If an active market for our common stock does not develop, the fair market value of our common stock could be materially adversely affected. We cannot predict the future prices of our common stock.

Trading in our common stock on the OTC Pink has been subject to wide fluctuations.

Our common stock is currently quoted for public trading on the OTC Pink. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with limited business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

Our common stock is currently quoted only on the OTC Pink, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Pink, which is a significantly more limited market than the New York Stock Exchange, the NYSE American, or The Nasdaq Stock Market. The quotation of our shares of common stock on the OTC Pink may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment in our shares of common stock or liquidate at a price that reflects the value of the business. As a result, holders of our shares of common stock may not find purchasers for such shares should they desire to sell them. Consequently, our shares of common stock should be purchased only by investors having no need for liquidity in their investment and who can hold such shares for an indefinite period of time.

The Company’s common stock is considered a “penny stock” and may be difficult to sell.

The Company’s common stock is considered to be a “penny stock” under rules promulgated pursuant to the Exchange Act. Reasons for categorization as a penny stock include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on The Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) it is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Additionally, Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.

Holders in the Company’s common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stock.” Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (i) obtain from the investor information concerning its financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of the Company’s common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

The Financial Industry Regulatory Authority (“FINRA”), has adopted sales practice requirements that may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the Selling Stockholders pursuant to this prospectus. However, we will receive the exercise price of the Subject Warrants, which, if exercised in cash with respect to the shares of common stock offered hereby, would result in gross proceeds to us of approximately $762,000. However, we cannot predict when and in what amounts or if the Subject Warrants will be exercised by payments of cash and it is possible that the Subject Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

We will bear the out-of-pocket costs, expenses, and fees incurred in connection with the registration of shares of our common stock to be sold by the Selling Stockholders pursuant to this prospectus including, without limitation, all registration and filing fees, stock exchange or OTC listing fees, and fees and expenses of our counsel and our accountants. The Selling Stockholders will bear their own underwriting discounts, commissions, placement agent fees, or other similar expenses payable with respect to their sales of shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We would have to rely upon dividends and other payments from our wholly-owned subsidiary, ABT Holding Company, to generate the funds necessary to make dividend payments, if any, on our common stock. ABT Holding Company, however, is legally distinct from us and has no obligation to pay amounts to us. We do not anticipate that we will pay any dividends on our common stock in the foreseeable future. Rather, we anticipate that we will retain earnings, if any, for use in the development of our business. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements of then-existing debt instruments, and other factors that the board of directors deems relevant.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock and certain provisions of our certificate of incorporation, as amended (“Certificate of Incorporation”), and our bylaws (“Bylaws”) is a summary and is qualified in its entirety by reference to our Certificate of Incorporation and our Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 600,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

This section describes the general terms and provisions of our common stock. For more detailed information, you should refer to our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Holders of shares of our common stock will be entitled to receive dividends if and when declared by the board of directors from funds legally available therefor, and, upon liquidation, dissolution or winding-up of our company, will be entitled to share ratably in all assets remaining after payment of liabilities. The holders of shares of our common stock will not have any preemptive rights, but will be entitled to one vote for each share of common stock held of record. Stockholders will not have the right to cumulate their votes for the election of directors. The shares of our common stock offered hereby, when issued, will be fully paid and nonassessable.

Preferred Stock

This section describes the general terms and provisions of our preferred stock. For more detailed information, you should refer to our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Our board of directors is authorized, without action by our stockholders, to designate and issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings, acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us and could adversely affect the market price of our common stock. We do not have any shares of preferred stock outstanding, and we have no current plans to issue any preferred stock.

Transfer Agent and Registrar

We have appointed Computershare Investor Services as the transfer agent and registrar for our common stock.

Market Information

Our common stock is quoted on the OTC Pink under the symbol “ATHX.”

SELLING STOCKHOLDERS

The following table sets forth certain information concerning the Selling Stockholders and the shares of common stock beneficially owned by them and offered by them in this prospectus. Except as indicated in the footnotes to the following table, the Selling Stockholders named in the table have sole voting and investment power with respect to the shares set forth opposite their name. The percentage of ownership of the Selling Stockholders in the following table is based upon 61,718,765 shares of common stock outstanding as of November 21, 2023.

As previously discussed in this prospectus, the shares of common stock being registered for resale hereby consist of shares of common stock issuable upon exercise of the Subject Warrants that were issued to the Selling Stockholder pursuant to the Inducement Letter and the Letter Agreement.

We will pay the expenses relating to such registration other than brokerage commissions in connection with the sale of the common stock under this prospectus by the respective Selling Stockholders.

The common stock being offered is being registered to permit secondary trading of the shares and the Selling Stockholders may offer all or part of the common stock owned for resale from time to time. Other than as described in the footnotes below, the Selling Stockholders do not have any family relationships with our officers, directors, or controlling stockholders.

The term “Selling Stockholder” also includes any transferees, pledges, donees, or other successors in interest to the Selling Stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named Selling Stockholder who is able to use this prospectus to resell the securities registered hereby.

Under the terms of the Subject Warrants, a Selling Stockholder may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination the shares of common stock issuable upon exercise of the Warrants which have not been exercised. The number of shares of common stock owned prior to the offering in the second column and the number of shares of common stock owned after the offering in the fourth column do not reflect this limitation. The Selling Stockholders may sell all, some, or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering	Percentage of Shares Owned After Offering
Armistice Capital, LLC(3)	87,146,438(4)	76,249,080	10,897,358(1)	7.71%(2)

(1)	Assumes the sale of all shares of common stock offered pursuant to this prospectus. Such number includes (i) 2,505,358 shares of common stock known by us to be held by such Selling Stockholder as of the date of this prospectus; (ii) 5,022,000 shares of common stock that are held in abeyance until the Selling Stockholder notifies us that the issuance of such shares would not result in the Selling Stockholder beneficially owning in excess of 4.99% of our common stock and (iii) 3,370,000 shares of common stock issuable upon exercise of warrants exercisable within 60 days of November 21, 2023.

(2)	Such percentage assumes total shares issued and outstanding after the offering is 137,967,895, which number includes 5,022,000 shares of common stock that are held in abeyance until the Selling Stockholder notifies us that the issuance of such shares would not result in the Selling Stockholder beneficially owning in excess of 4.99% of our common stock. Such percentage also includes, for purposes of beneficial ownership, 3,370,000 shares of common stock issuable upon exercise of warrants exercisable within 60 days of November 21, 2023.

(3)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4)	Includes (i) 2,505,358 shares of common stock known by us to be held by such Selling Stockholder as of the date of this prospectus; (ii) 5,022,000 shares of common stock that are held in abeyance until the Selling Stockholder notifies us that the issuance of such shares would not result in the Selling Stockholder beneficially owning in excess of 4.99% of our common stock; (iii) 3,370,000 shares of common stock issuable upon exercise of warrants exercisable within 60 days of November 21, 2023; and (iv) the shares of common stock that are being registered hereunder that are issuable upon exercise of the Subject Warrants, in each case without giving effect to any beneficial ownership limitations that may exist on such warrants.

Certain Relationships and Related Party Transactions

As discussed in greater detail above under the section “Summary—Background of the Subject Warrants,” we sold the Selling Stockholders the Subject Warrants. Pursuant to the Inducement Letter and the Letter Agreement, we agreed to, among other things, file a registration statement to enable the resale of the shares of common stock covered by this prospectus.

Except as discussed in this prospectus, none of the Selling Stockholders or any persons having control over such Selling Stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares of common stock or other securities.

PLAN OF DISTRIBUTION

The Selling Stockholders, including donees, pledgees, transferees, permitted assigns, or other successors in interest (including transferees that receive shares of common stock from the Selling Stockholders under this prospectus), may use any one or more of the following methods (or in any combination) to sell, distribute or otherwise transfer the securities from time to time:

●	through underwriters or dealers for resale to the public or to investors;

●	directly to one or more purchasers;

●	through agents;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	in block trades;

●	through public or privately negotiated transactions; or

●	any other method permitted pursuant to applicable law.

In particular, the Selling Stockholders may offer and sell, distribute, or otherwise transfer from time to time at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to prevailing market prices; at varying prices determined at the time of sale; or at negotiated prices. These offers and sales or distributions may be effected from time to time in one or more transactions, including:

●	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale or in the over-the-counter market;

●	in transactions other than on a national securities exchange or quotation service or in the over-the-counter market;

●

in block transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	in ordinary brokerage transactions in which the broker-dealer solicits purchasers;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through the writing of options, convertible securities or other contracts or agreements to be satisfied by the delivery of shares of common stock;

●	through short sales;

●	through privately negotiated transactions;

●	through an exchange distribution in accordance with the rules of the applicable exchange;

●	through broker-dealers who may agree with any Selling Stockholder to sell a specified number of its shares at a stipulated price per share;

●	through the lending of such securities;

●	by pledge to secure debts and other obligations or on foreclosure of a pledge;

●	through the distribution of such securities by any Selling Stockholder to its stockholders;

●	through a combination of any of the above methods; or

●	through any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares in open market transactions under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The Selling Stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of our common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions, and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholders. The Selling Stockholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Any broker-dealers or agents that are involved in selling the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In connection with sales of our common stock under this prospectus, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or financial institutions may in turn engage in short sales of shares of our common stock, short and deliver such shares to close out such short positions, or loan or pledge the shares to broker-dealers that may in turn sell such shares. The Selling Stockholders may also sell shares short and deliver these securities to close out its short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities.

The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus or an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee, or other successors in interest as Selling Stockholders under this prospectus, as appropriate.

The Selling Stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of the prospectus and may sell the shares of common stock from time to time under the prospectus or an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee, or other successors in interest as Selling Stockholders under the prospectus, as appropriate.

We have agreed to bear all reasonable expenses incurred in connection with the registration of these shares, including the reasonable fees. The Selling Stockholders will be required to bear the expenses of any underwriting discounts and commissions incurred for the sale of shares of our common stock.

Agents, dealers, and underwriters may be entitled under agreements entered into with the Selling Stockholders to indemnification by the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers, or underwriters may be required to make in respect thereof. Agents, dealers, and underwriters may be customers of, engage in transactions with, or perform services on the Selling Stockholders’ behalf.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Stockholders.

We have agreed with the Selling Stockholders to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective at all times until no holder of the Inducement Warrants owns any Inducement Warrants or any of the shares of common stock underlying the Inducement Warrants.

To the extent permitted by applicable law, the plan of distribution may be modified in a prospectus supplement or otherwise.

LEGAL MATTERS

The validity of securities offered hereby has been passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS

The consolidated financial statements of Athersys, Inc. at December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note B to the consolidated financial statements) included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. We make available, free of charge, on our website at http://www.athersys.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained on or through that site, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the Company address provided below in section titled “Information We Incorporate by Reference.”

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, and (2) on or after the date of this prospectus until the offering of the securities is terminated:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on April 3, 2023;

●

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023, and September 30, 2023 (as filed with the SEC on May 15, 2023, August 16, 2023, and November 16, 2023, respectively);

●

our Current Reports on Form 8-K and/or amendments thereto (other than any portions thereof deemed furnished and not filed), as filed with the SEC on January 5, 2023, January 25, 2023, April 14, 2023, April 18, 2023, May 23, 2023, June 28, 2023, July 5, 2023, July 14, 2023, July 31, 2023, August 8, 2023, August 10, 2023, August 11, 2023, August 18, 2023, September 11, 2023,  September 19, 2023, October 2, 2023, October 3, 2023, October 11, 2023, October 12, 2023, October 18, 2023, and October 30, 2023;

●	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on August 17, 2023; and

●

the description of our common stock set forth in the registration statement on Form 8-A filed with the SEC on December 6, 2007, as updated by Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 24, 2022, and all amendments and reports filed for the purpose of updating that description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you with a copy of any and all of the information that has been or may be incorporated by reference in this prospectus (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

Athersys, Inc.

3201 Carnegie Avenue

Cleveland, Ohio 44115-2634

(216) 431-9900

Attn: Secretary

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. Offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Up to 76,249,080 Shares of

Common Stock

PROSPECTUS

__________, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$304
Accountant’s fees and expenses	25,000
Legal fees and expenses	15,000
Miscellaneous fees and expenses	1,000
Total Expense	$41,304

Item 14. Indemnification of Directors and Officers.

Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

●	for any breach of their duty of loyalty to the company or its stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the General Corporation Law of the State of Delaware (the “DGCL”); or

●	for any transaction from which the director derived an improper personal benefit.

The provisions of Delaware law that relate to indemnification expressly state that the rights provided by the statute are not exclusive and are in addition to any rights provided in bylaws, by agreement, or otherwise. Our certificate of incorporation also provides that if Delaware law is amended to further eliminate or limit the liability of directors, then the liability of our directors shall be eliminated or limited, without further stockholder action, to the fullest extent permissible under Delaware law as so amended.

Our certificate of incorporation requires us to indemnify, to the fullest extent permitted by the DGCL, any and all persons we have the power to indemnify under the DGCL from and against any and all expenses, liabilities or other matters covered by the DGCL. Additionally, our certificate of incorporation requires us to indemnify each of our directors and officers in each and every situation where the DGCL permits or empowers us (but does not obligate us) to provide such indemnification, subject to the provisions of our bylaws. Our bylaws requires us to indemnify our directors to the fullest extent permitted by the DGCL, and permits us, to the extent authorized by the board of directors, to indemnify our officers and any other person we have the power to indemnify against liability, reasonable expense or other matters.

Under our certificate of incorporation, indemnification may be provided to directors and officers acting in their official capacity, as well as in other capacities. Indemnification will continue for persons who have ceased to be directors, officers, employees or agents, and will inure to the benefit of their heirs, executors and administrators. Additionally, under our certificate of incorporation, except under certain circumstances, our directors are not personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. At present, there is no pending litigation or proceeding involving any of our directors, officers, or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Our bylaws also permit us to secure insurance on behalf of any officer, director, employee, or agent for any liability arising out of actions in his or her capacity as an officer, director, employee, or agent. We have obtained an insurance policy that insures our directors and officers against losses, above a deductible amount, from specified types of claims. Finally, we have entered into indemnification agreements with most of our directors and executive officers, which agreements, among other things, require us to indemnify them and advance expenses to them relating to indemnification suits to the fullest extent permitted by law.

Item 15. Recent Sales of Unregistered Securities.

The following list sets forth information regarding unregistered securities sold by us within the past three years.

●

On October 30, 2023, we entered into the Letter Agreement with the Holder (as defined below). Pursuant to the Letter Agreement, we issued the October 30, 2023 Warrants exercisable for an aggregate of 20,000,000 shares at a price of $0.01 per share in consideration of the Holder’s agreement to (i) reduce the subsequent equity sale restriction period provided by the Inducement Letter and any periods limiting the Company’s ability to enter into variable rate transactions provided by any other agreements with the Holder, and (ii) vote all shares of its common stock (if any) in accordance with the recommendations of our board of directors upon the occurrence of a Fundamental Transaction (as defined in the October 30, 2023 Warrants) if a stockholder vote is required for such Fundamental Transaction.

●

On October 11, 2023, we entered into the Inducement Letter with a holder (the “Holder”) of certain existing warrants (the “Existing Warrants”) exercisable for an aggregate of 28,124,590 shares of our common stock. Pursuant to the Inducement Letter, and in consideration of the holder’s exercising in full the Existing Warrants at a reduced exercise price of $0.1395 per share, we issued the Inducement Warrants exercisable for an aggregate of 56,249,180 shares at a price of $0.1395 per share. On October 30, 2023, we entered into an amendment to the Inducement Warrants, reducing the exercise price from $0.1395 to $0.01 per share. We engaged A.G.P./Alliance Global Partners (“A.G.P.”) to act as our financial advisor in connection with this transaction for a fee of $275,000.

●

On May 17, 2023, we entered into a Forbearance, Restructuring and Settlement Agreement with a supplier, pursuant to which we issued a convertible promissory note to the supplier in the principal amount of $15.0 million (the “Note”). Subject to a beneficial ownership limitation of 19.99% of our outstanding common stock and any shareholder approval requirements, the supplier may elect, at its sole discretion, to convert any outstanding principal and interest on the Note into shares of our common stock at a conversion price of $1.30 per share.

●

On April 18, 2023, we entered into a securities purchase agreement with certain accredited investors, pursuant to which we offered and sold shares of our common stock and pre-funded warrants, in a registered direct offering, for an aggregate offering price of approximately $3.6 million. We paid A.G.P., the placement agent for the offering, a cash fee equal to 6.5% of the aggregate gross proceeds received from the offering. In a concurrent private placement, we issued warrants exercisable for an aggregate of 3,685,000 shares of our common stock.

●

On April 18, 2023, we amended (i) common stock purchase warrants exercisable for an aggregate of 1,920,000 shares of our common stock that we issued to an accredited investor on September 22, 2022 (the “September Warrants”), and (ii) common stock purchase warrants exercisable for an aggregate of 2,000,000 shares that we issued to an accredited investor on August 17, 2022, as amended on September 22, 2022 (the “August Warrants”). The September Warrants and the August Warrants were issued in a concurrent private placement in connection with a registered direct offering of our securities under that securities purchase agreement, dated August 15, 2022, as amended on September 22, 2022, for an aggregate offering price of approximately $12 million. We paid A.G.P., the placement agent for the offering, a cash fee equal to 7.0% of the aggregate gross proceeds received from the offering.

●

On August 15, 2022, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors, pursuant to which we offered and sold common stock purchase warrants, in a registered direct offering, exercisable for an aggregate of 1,920,000 shares of our common stock at a price of $6.3850 per share. On September 22, 2022, we entered into an amendment to the Purchase Agreement, which, among other things, reduced the standstill period and curtailed the term and amount of the right of participation under the Purchase Agreement. As an inducement to such investors’ entering the Purchase Agreement amendment, we issued to each investor new warrants exercisable for an aggregate of 2,000,000 shares of our common stock at a price of $6.3850 per share.

●

On May 12, 2022, we entered into a common stock purchase agreement with Aspire Capital Fund, LLC (“Aspire Capital”), pursuant to which Aspire Capital committed to purchase from us up to an aggregate of $100 million of shares of our common stock, subject to the terms and conditions specified in such common stock purchase agreement, over the 24-month term of the common stock purchase agreement. On July 6, 2022, Aspire Capital delivered notice to us, terminating such common stock purchase agreement, effective immediately. From May 12, 2022 through the date of termination, the Company sold 274,800 shares of its common stock under such common stock purchase agreement, generating proceeds of $1,859,529.

●

On June 24, 2021, we entered into a common stock purchase agreement with Aspire Capital, pursuant to which Aspire Capital committed to purchase from us up to an aggregate of $100 million of shares of our common stock, subject to the terms and conditions specified in such common stock purchase agreement, over the 36-month term of the common stock purchase agreement. From June 24, 2021 through June 23, 2022, the Company sold 1,600,000 shares of its common stock under such common stock purchase agreement, generating proceeds of $31,068,740.

●

On November 5, 2019, we entered into a common stock purchase agreement with Aspire Capital, pursuant to which Aspire Capital committed to purchase from us up to an aggregate of $100 million of shares of our common stock, subject to the terms and conditions specified in such common stock purchase agreement, over the 36-month term of the common stock purchase agreement. From July 1, 2020 through August 11, 2021, the Company sold 1,186,000 shares of its common stock under such common stock purchase agreement, generating proceeds of $54,828,034.

We believe the offers, sales and issuances of the above securities by us were exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder as transactions not involving a public offering. All of the investors were accredited investors as such term is defined in Rule 501 under the Securities Act. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates, notes and warrants issued in these transactions, as applicable. All recipients had adequate access, through their relationships with us, to information about our Company. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits listed below are filed as part of this registration statement:

Exhibit Number	Description
3.1

Certificate of Incorporation of Athersys, Inc., as amended as of June 20, 2013 (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the SEC on August 13, 2013).

3.2

Certificate of Amendment to Certificate of Incorporation of Athersys, Inc., as amended as of June 7, 2017 (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 (Commission No. 001-33876) filed with the SEC on August 9, 2017).

3.3

Certificate of Amendment to Certificate of Incorporation of Athersys, Inc., as amended, effective as of June 16, 2021 (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-3 (Commission No. 333-257409) filed with the Commission on June 25, 2021).

3.4

Certificate of Amendment to Certificate of Incorporation of Athersys, Inc., as amended as of August 26, 2022 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on August 29, 2022).

3.5

Bylaws of Athersys, Inc., as amended and restated as of March 13, 2019 (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on May 8, 2019).

4.1	Reference is made to Exhibits 3.1 through 3.5.

4.2	Form of Series A Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on October 12, 2023).

4.3	Form of Inducement Letter (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on October 12, 2023).

4.4	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on October 30, 2023).

4.5	Form of Letter Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on October 30, 2023).

4.6

Amendment to Series A Common Stock Purchase Warrants (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on October 30, 2023).

5.1^	Opinion of Thompson Hine LLP.

10.1§	Exclusive License Agreement, dated as of May 17, 2002, by and between Regents of the University of Minnesota and MCL LLC, assumed by ReGenesys, LLC through operation of merger on November 4, 2003 (incorporated herein by reference to Exhibit 10.34 to the registrant’s Current Report on Form 8-K (Commission No. 000-52108) filed with the Commission on June 14, 2007).

10.2	Form Indemnification Agreement for Directors, Officers and Directors and Officers (incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K (Commission No. 000-52108) filed with the Commission on August 6, 2007).

10.3†	Form of Incentive Stock Option Agreement (incorporated herein by reference to Exhibit 10.47 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 (Commission No. 001-33876) filed with the Commission on March 25, 2011).

10.4†	Form of Nonqualified Stock Option Agreement for Non-Employee Directors (incorporated herein by reference to Exhibit 10.48 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 (Commission No. 001-33876) filed with the Commission on March 25, 2011).

10.5†	Athersys, Inc. Amended and Restated 2007 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Registration No. 333-212119) filed with the Securities and Exchange Commission on June 20, 2016).

10.6†	Form of Nonqualified Stock Option Agreement for Non-Employee Directors pursuant to the Athersys, Inc. Amended and Restated 2007 Long-Term Incentive Plan (Amended and Restated Effective June 16, 2011) (incorporated herein by reference to Exhibit 10.49 to the registrant’s Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on May 6, 2011).

10.7†	Form of Restricted Stock Unit Agreement (incorporated herein by reference to Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on August 10, 2011).

10.8†	Form of Restricted Stock Unit Agreement (incorporated herein by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on June 20, 2013).

10.9	License Agreement by and between ABT Holding Company and HEALIOS K.K., dated as of January 8, 2016 (incorporated herein by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on May 5, 2016).

10.10	First Amendment to License Agreement, dated as of July 21, 2017, by and between ABT Holding Company and HEALIOS K.K. (incorporated herein by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on November 8, 2017).

10.11	Second Amendment to License Agreement, dated as of September 19, 2017, by and between ABT Holding Company and HEALIOS K.K. (incorporated herein by reference to Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on November 8, 2017).

10.12	Investor Rights Agreement, by and between Athersys, Inc. and HEALIOS K.K., dated as of March 13, 2018 (incorporated herein by reference to Exhibit 10.2 to the registrant's Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on May 10, 2018).

10.13§	Collaboration Expansion Agreement, by and between Athersys, Inc. and HEALIOS K.K., dated as of June 6, 2018 (incorporated herein by reference to Exhibit 10.1 to the registrant's Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on August 9, 2018).

10.14	Amendment No. 1 to Collaboration Expansion Agreement, by and between Athersys, Inc. and HEALIOS K.K., dated as of August 31, 2018 (incorporated herein by reference to Exhibit 10.1 to the registrant's Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on November 6, 2018).

10.15	Amendment No. 2 to Collaboration Expansion Agreement, by and between Athersys, Inc. and HEALIOS K.K., dated as of December 6, 2018 (incorporated herein by reference to Exhibit 10.44 to the registrant's Annual Report on Form 10-K (Commission No. 001-33876) filed with the Commission on March 15, 2019).

10.16	Amendment No. 3 to Collaboration Expansion Agreement, by and between Athersys, Inc. and HEALIOS K.K., dated as of December 14, 2018 (incorporated herein by reference to Exhibit 10.45 to the registrant's Annual Report on Form 10-K (Commission No. 001-33876) filed with the Commission on March 15, 2019).

10.17†	Summary of Athersys, Inc. 2022 Cash Bonus Incentive Plan (incorporated herein by reference to Exhibit 10.27 to the registrant's Annual Report on Form 10-K (Commission No. 001-33876) filed with the Commission on March 15, 2022).

10.18†	Athersys, Inc. 2019 Equity and Incentive Compensation Plan (incorporated herein by reference to Exhibit 4.4 to the registrant's Registration Statement on Form S-8 (Registration No. 333-232075) filed with the Commission on June 12, 2019).

10.19†	Form of Incentive Stock Option Agreement pursuant to the Athersys, Inc. 2019 Equity and Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.2 to the registrant's Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on August 7, 2019).

10.20†	Form of Non-Qualified Stock Option Agreement pursuant to the Athersys, Inc. 2019 Equity and Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.3 to the registrant's Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on August 7, 2019).

10.21†	Form of Non-Qualified Stock Option Agreement (Directors) pursuant to the Athersys, Inc. 2019 Equity and Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.4 to the registrant's Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on August 7, 2019).

10.22†	Form of Restricted Stock Unit Agreement (Executives) pursuant to the Athersys, Inc. 2019 Equity and Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.5 to the registrant's Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on August 7, 2019).

10.23†	Form of Restricted Stock Unit Agreement (Non-Executive) pursuant to the Athersys, Inc. 2019 Equity and Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.6 to the registrant's Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on August 7, 2019).

10.24†	Form of Incentive Stock Option Agreement pursuant to the Athersys, Inc. 2019 Equity and Incentive Compensation Plan for grants beginning in 2020 (incorporated herein by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on August 10, 2020).

10.25†	Form of Non-Qualified Stock Option Agreement pursuant to the Athersys, Inc. 2019 Equity and Incentive Compensation Plan for grants beginning in 2020 (incorporated herein by reference to Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on August 10, 2020).

10.26†	Form of Non-Qualified Stock Option Agreement (Directors) pursuant to the Athersys, Inc. 2019 Equity and Incentive Compensation Plan for grants beginning in 2020 (incorporated herein by reference to Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on August 10, 2020).

10.27†	Form of Notice of Amendment to Option Rights for Employees (incorporated herein by reference to Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on August 10, 2020).

10.28†	Form of Notice of Amendment to Option Rights for Directors (incorporated herein by reference to Exhibit 10.5 to the registrant’s Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on August 10, 2020).

10.29	Cooperation Agreement, dated as of February 16, 2021, by and among Athersys, Inc. and HEALIOS K.K. and Dr. Tadahisa Kagimoto (incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on February 16, 2021).

10.30	Separation Letter, dated as of February 15, 2021, by and between Athersys, Inc. and Dr. Gil Van Bokkelen (incorporated herein by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on February 16, 2021).

10.31§	Comprehensive Framework Agreement for Commercial Manufacturing and Ongoing Support, by and between Athersys, Inc. and HEALIOS K.K., dated as of August 5, 2021 (incorporated herein by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on November 15, 2021).

10.32	Amendment to Cooperation Agreement, dated as of August 5, 2021, by and among Athersys, Inc. and HEALIOS K.K. and Dr. Tadahisa Kagimoto (incorporated herein by reference to Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on November 15, 2021).

10.33	Amendment to Investor Rights Agreement, by and between Athersys, Inc. and HEALIOS K.K., dated as of August 5, 2021 (incorporated herein by reference to Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on November 15, 2021).

10.34	Form of Securities Purchase Agreement, dated as of August 15, 2022, between Athersys, Inc. and each purchaser named in the signature pages thereto (incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on August 17, 2022)

10.35	Form of Securities Purchase Agreement Amendment, dated as of September 22, 2022, between Athersys, Inc. and each purchaser named in the signature pages thereto (incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on September 22, 2022).

10.36	Form of Securities Purchase Agreement, dated as of November 10, 2022, between Athersys, Inc. and each purchaser named in the signature pages thereto (incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on November 10, 2022).

10.37	Summary of Athersys, Inc. 2022 Cash Bonus Incentive Plan (incorporated herein by reference to Exhibit 10.27 to the registrant’s Annual Report on Form 10-K (Commission No. 001-33876) filed with the Commission on April 3, 2023).

10.38	Form of Pre-Funded Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on April 18, 2023).

10.39	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on April 18, 2023).

10.40	Form of Amendment No. 1 to Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on April 18, 2023).

10.41	Form of Amendment No. 2 to Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.4 to the registrant’s Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on April 18, 2023).

10.42	Form of Securities Purchase Agreement, dated as of April 18, 2023, between Athersys, Inc. and each purchaser named in the signature pages thereto (incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on April 18, 2023).

10.43	Form of Convertible Promissory Note, dated May 17, 2023 (incorporated herein by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on May 23, 2023).

10.44	Form of Placement Agency Agreement between Athersys, Inc. and A.G.P./Alliance Global Partners (incorporated herein by reference to Exhibit 1.1 to the registrant’s Amendment No. 3 to Form S-1 Registration Statement (Commission No. 333-273256) filed with the Commission on August 7, 2023).

10.45	Form of Pre-Funded Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.15 to the registrant’s Amendment No. 1 to Form S-1 Registration Statement (Commission No. 333-273256) filed with the Commission on July 26, 2023).

10.46	Form of Series A Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.16 to the registrant’s Amendment No. 3 to Form S-1 Registration Statement (Commission No. 333-273256) filed with the Commission on August 7, 2023).

10.47	Form of Series B Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.17 to the registrant’s Amendment No. 3 to Form S-1 Registration Statement (Commission No. 333-273256) filed with the Commission on August 7, 2023).

10.48	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.38 to the registrant’s Amendment No. 3 to Form S-1 Registration Statement (Commission No. 333-273256) filed with the Commission on August 7, 2023).

10.49	Forbearance, Restructuring and Settlement Agreement, dated as of May 17, 2023, between Athersys, Inc., certain subsidiaries of Athersys, Inc., and Lonza (incorporated herein by reference to Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on August 16, 2023).

10.50	Form of Amendment to Common Stock Purchase Warrants (incorporated herein by reference to Exhibit 4.4 to the registrant’s Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on August 18, 2023).

10.51	Amendment to Common Stock Purchase Warrants, dated as of August 17, 2023, by and between Athersys, Inc. and Armistice Capital Master Fund Ltd. (incorporated herein by reference to Exhibit 4.5 to the registrant’s Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on August 18, 2023).

10.52	Form of Securities Purchase Agreement, dated as of August 17, 2023, between the Company and each purchaser named in the signature pages thereto (incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on August 18, 2023).

10.53†	Athersys, Inc. 2019 Equity and Incentive Compensation Plan, as amended and restated (incorporated herein by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K (Commission No. 001-33876) filed with the Commission on October 2, 2023).

10.54	Memorandum of Understanding, dated October 10, 2023, by and between ABT Holding Company and HEALIOS K.K. (incorporated herein by reference to Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on November 16, 2023).

10.55	Fifth Amendment to License Agreement, dated October 10, 2023, by and between ABT Holding Company and HEALIOS K.K. (incorporated herein by reference to Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on November 16, 2023).

10.56	Assignment Agreement, dated October 10, 2023, by and between ABT Holding Company and HEALIOS K.K. (incorporated herein by reference to Exhibit 10.5 to the registrant’s Quarterly Report on Form 10-Q (Commission No. 001-33876) filed with the Commission on November 16, 2023).

21.1	List of Subsidiaries (incorporated herein by reference to Exhibit 21.1 to our Annual Report on Form 10-K (Commission No. 001-33876) filed with the Commission on April 3, 2023).

23.1^	Consent of Thompson Hine LLP (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

24.1^	Power of Attorney (included on signature page of prior filing).

107^	Filing Fee Table.

*	Filed herewith.
^	Filed previously.
§	Confidential treatment requested as to certain portions, which portions have been filed separately with the SEC.
†	Indicates management contract or compensatory plan, contract or arrangement in which one or more directors or executive officers of the registrant may be participants.
#	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish on a supplemental basis a copy of any omitted schedule or exhibit upon request by the SEC.

Item 17. Undertakings

(a)          The undersigned registrant hereby undertakes:

         (1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference into this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

         (2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4)         That, for the purpose of determining liability under the Securities Act to any purchaser:

         (i)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

         (ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)         The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on November 21, 2023.

ATHERSYS, INC.

By:	/s/ Daniel A. Camardo
Name:	Daniel A. Camardo
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities indicated as of November 21, 2023.

Signatures	Title
/s/ Daniel A. Camardo	Chief Executive Officer and Director (Principal Executive Officer)
Daniel A. Camardo

*	Interim Chief Financial Officer
Kasey Rosado	(Principal Financial and Accounting Officer)

*
Jane Wasman	Chair of the Board of Directors

*
Joseph Nolan	Director

*
Jack L. Wyszomierski	Director

*
Neema Mayhugh	Director
* By Daniel A. Camardo, as Attorney in fact, pursuant to Power of Attorney dated November 9, 2023.